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                                                                    EXHIBIT 99.1

                VIASAT REACHES AGREEMENT WITH SCIENTIFIC-ATLANTA

CARLSBAD, CA - ViaSat, Inc. (NASDAQ: VSAT), a provider of communication equipment for government and commercial customers, announced today that it has reached an agreement with Scientific-Atlanta (NYSE: SFA) relating to the indemnification for costs claimed by ViaSat to have been incurred for customer and contract obligations and assets acquired in connection with its acquisition of Scientific-Atlanta's satellite networks business in April 2000. Under the terms of the agreement, Scientific-Atlanta will pay ViaSat $9.0 million in cash, and the parties will jointly dismiss the litigation concerning the acquisition currently pending between them in the United States District Court for the Northern District of Georgia. Neither party admitted liability in connection with that litigation, or in the agreement resolving it.

Upon receipt of the payment, ViaSat expects to record a pre-tax gain of approximately $6.3 million, which is net of specific assets claimed and legal costs. This is expected to add approximately $0.13 per share to our results on a fully diluted basis for the third quarter ended January 2, 2004. These amounts are preliminary and may differ from the amounts included in the final results for the quarter.

ABOUT VIASAT
ViaSat produces innovative satellite and other wireless communication products that enable fast, easy and efficient communications to any location. ViaSat has a full line of VSAT products for data and voice applications. ViaSat is a market leader in Ka-band satellite systems, from user terminals to large gateways. Other products include network security devices, tactical data radios and communication simulators. ViaSat has locations in Carlsbad, CA, and Norcross, GA, along with its Comsat Laboratories division based in Clarksburg, MD. Additional field offices are located in Boston, MA, Washington DC/Baltimore, Italy, Australia, China, and India.
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In addition, ViaSat's wholly-owned subsidiary, U.S. Monolithics, designs and produces monolithic microwave integrated circuits (MMICs) and modules for use in broadband communications. USM is based in Chandler, Arizona.

SAFE HARBOR STATEMENT
      Portions of this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including but not limited to: the possibility that the settlement with Scientific-Atlanta may not be consummated on the terms described in this release, or at all, the possibility that the impact of the settlement with Scientific-Atlanta on ViaSat's financial results may vary from the amounts set forth in this release, ViaSat's ability to perform under existing contracts and obtain additional contracts, ViaSat's ability to develop new products that gain market acceptance, changes in product supply, pricing and customer demand, changes in relationships with, or the financial condition of, key customers or suppliers, changes in government regulations, changes in economic conditions globally and in the communications markets in particular, increased competition, potential product liability, infringement and other claims, and other factors affecting the communications industry generally. ViaSat refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Factors That May Affect Future Performance in ViaSat's Form 10-K. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

      Comsat Labs and Comsat Laboratories are tradenames of ViaSat, Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. "Comsat" is a registered trademark of COMSAT Corporation.